EXHIBIT 11

ITRON, INC.
STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(Unaudited, shares in thousands)

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
                               											   	Three months       	Six months
                                             ended June 30,     ended June 30,
Primary Shares (Based on Average Price):      1996     1995     1996     1995
                                             ------   ------   ------   ------
Weighted average number of common
 shares outstanding                          13,282   13,088   13,242   13,049
Dilutive effect of outstanding stock
 options and warrants                           903      790      911      804
                                             ------   ------   ------   ------
Primary weighted average shares outstanding  14,185   13,878   14,153   13,853


Fully Diluted Shares (Based on Ending Price): 1996     1995     1996     1995
                                             ------   ------   ------   ------
Weighted average number of common
 shares outstanding                          13,282   13,088   13,242   13,049
Dilutive effect of outstanding stock
 options and warrants                           599      729      626      729
                                             ------   ------   ------   ------
Fully diluted weighted average
 shares outstanding                          13,881   13,817   13,868   13,778

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